Exhibit 99.1
Genpact Reports Full Year and Fourth Quarter 2024 Results
2024 Net Revenues of $4.77 billion, Up 6.5% (6.7% constant currency)1,2
2024 Data-Tech-AI Net Revenues of $2.23 billion, Up 6.9%1,2,3,4
2024 Digital Operations Net Revenues of $2.53 billion, Up 6.1% (6.5% constant currency)1,4
2024 Diluted EPS of $2.85, Down 16%; Adjusted Diluted EPS of $3.28, Up 10%5,6
Increases Quarterly Dividend by 11% and Share Repurchase Authorization by $500 million

NEW YORK, February 6, 2025 — Genpact Limited (NYSE: G), a global advanced technology services and solutions company, today announced financial results for the fourth quarter and full year ended December 31, 2024.

“We delivered another strong quarter to close out what has been an outstanding year for Genpact. Q4 revenue grew 9% with Data-Tech-AI up 12%, driving accelerating revenue growth. For the full year, revenue grew 6.5%, with adjusted EPS growth of 10%, consistent with our long-term objective of growing adjusted EPS faster than revenue. We also delivered record new bookings of $5.7 billion, up 15%, building on exceptionally strong new bookings in 2023,” said Balkrishan “BK” Kalra, Genpact’s President and CEO. “Looking ahead, we are incredibly excited about the future as we accelerate the pace of innovation and change at Genpact. Building on our industry-specific domain expertise, our investment in Data, AI and Agentic Solutions is positioning us as a clear leader in AI-driven transformation and driving superior value for our clients.”

Key Financial Highlights – Full Year 2024
•Net revenues were $4.77 billion, up 6.5% year-over-year on an as reported basis, and 6.7% on a constant currency basis.1,2
•Data-Tech-AI net revenues were $2.23 billion, up 6.9% year-over-year, both on an as reported and constant currency basis,1,2,4 representing 47% of total revenue.
•Digital Operations net revenues were $2.53 billion, up 6.1% year-over-year on an as reported basis, and 6.5% on a constant currency basis,1,4 representing 53% of total revenue.
•Gross profit was $1.69 billion, up 8% year-over-year, with a corresponding margin of 35.5%.
•Net income was $514 million, down 19% year-over-year, with a corresponding margin of 10.8%.6
•Income from operations was $702 million, up 11% year-over-year, with a corresponding margin of 14.7%.
•Adjusted income from operations was $814 million, up 7% year-over-year, with a corresponding margin of 17.1%.6,7
1 Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.
2 Net revenues and Data-Tech-AI net revenues for the full year 2023 include $0.5 million of revenue associated with a business classified as held for sale.
3 Both on an as reported and constant currency basis.
4 Genpact updated the classification of certain revenues from Digital Operations to Data-Tech-AI in the quarter ended March 31, 2024 to more accurately reflect the nature of, and mode of delivery for, the services provided, which have evolved over time. As a result, the revenue from Digital Operations and Data-Tech-AI for the full year 2023 originally reported was $2.48 billion and $1.99 billion, respectively, which is $2.39 billion and $2.09 billion, respectively, in accordance with the updated classification. The numbers presented in this release for Data-Tech-AI net revenues and Digital Operations net revenues may not add up precisely to the total net revenues provided due to rounding.
5 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.
6 During the quarter and full year ended December 31, 2023, Genpact completed an intercompany transfer of certain intellectual property rights from non-US to US wholly-owned subsidiaries, which resulted in a non-recurring tax benefit of $170 million. Net income and diluted earnings per share for the quarter and full year ended December 31, 2023 included this benefit. This benefit was excluded from adjusted diluted earnings per share and adjusted income from operations for the quarter and year ended December 31, 2023.
7 Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of each of GAAP income from operations and GAAP net income to adjusted income from operations and GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin are attached to this release. Adjusted income from operations margin for the full year 2023 was derived by adjusting total revenue to exclude $0.5 million of revenue associated with a business previously classified as held for sale.

•Diluted earnings per share was $2.85, down 16% year-over-year.6
•Adjusted diluted earnings per share was $3.28, up 10% year-over-year.5,6
•New bookings were approximately $5.7 billion, up 15% year-over-year.8
•Cash generated from operations was $615 million, up 25% year-over-year.
•Genpact repurchased approximately 7 million of its common shares during the year for total consideration of approximately $253 million at an average price per share of $38.31.

Key Financial Highlights – Fourth Quarter 2024
•Net revenues were $1.25 billion, up 8.9% year-over-year on an as reported basis and 8.7% on a constant currency basis.1
•Data-Tech-AI net revenues were $595 million, up 11.9% year-over-year on an as reported basis, and 11.7% on a constant currency basis,1,4 representing 48% of total revenue.
•Digital Operations net revenues were $654 million, up 6.4% year-over-year on an as reported and 6.1% on a constant currency basis,1,4 representing 52% of total revenue.
•Gross profit was $446 million, up 9% year-over-year, with a corresponding margin of 35.7%.
•Net income was $142 million, down 51% year-over-year, with a corresponding margin of 11.4%.6
•Income from operations was $190 million, up 17% year-over-year, with a corresponding margin of 15.2%.
•Adjusted income from operations was $221 million, up 9% year-over-year, with a corresponding margin of 17.7%.6,7
•Diluted earnings per share was $0.79, down 50% year-over-year.6
•Adjusted diluted earnings per share was $0.91, up 11% year-over-year.5,6
•Cash generated from operations was $203 million, compared to $192 million in the fourth quarter of 2023.
•Genpact repurchased approximately 2 million of its common shares during the quarter for total consideration of approximately $85 million at an average price per share of $45.41.

Capital Allocation
•Genpact's Board of Directors declared a quarterly cash dividend for the first quarter of 2025 of $0.17 per common share, an 11% increase, payable on March 26, 2025 to shareholders of record as of the close of business on March 11, 2025, and approved a $500 million increase to the Company's existing share repurchase authorization. The newly approved quarterly dividend represents a planned annual dividend of $0.68 per common share, increased from $0.61 per common share in 2024.

Outlook
Genpact’s outlook for the full year 2025 is as follows:
•Net revenues in the range of $5.029 billion to $5.125 billion, representing year-over-year growth of approximately 5.5% to 7.5% as reported, or 6.2% to 8.2% on a constant currency basis.1
◦Data-Tech-AI net revenues growth of approximately 6.2% year-over-year and Digital Operations net revenues growth of approximately 6.8% year-over-year as reported at the midpoint of the range.
◦Data-Tech-AI net revenues growth of approximately 6.4% year-over-year and Digital Operations net revenues growth of approximately 7.9% year-over-year on a constant currency basis1 at the midpoint of the range.
•Gross margin of approximately 36.0%.
•Adjusted income from operations margin9 of approximately 17.3%.
•Adjusted diluted EPS10 in the range of $3.52 to $3.59.
8 New bookings, an operating measure, represents the total contract value of new contracts and certain renewals, extensions and changes to existing contracts. Regular renewals of contracts with no change in scope are not counted as new bookings. Prior to 2024, new bookings of contracts with longer than five-year terms were limited to the total contract value of the initial five-year term. In 2024, Genpact updated its definition of new bookings to eliminate the five-year limitation. New bookings as reported for the full year 2023 were $4.9 billion and would have been $5.0 billion in accordance with the new definition. New bookings for the full year 2024 as reported are $5.7 billion and would have been $5.4 billion in accordance with the prior definition.
9 Adjusted income from operations margin is a non-GAAP measure. A reconciliation of the outlook for each of GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin is attached to this release.
10 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

Genpact’s outlook for the first quarter of 2025 is as follows:
•Net revenues in the range of $1.202 billion to $1.213 billion, representing year-over-year growth of approximately 6.2% to 7.2% as reported, or 7.1% to 8.1% on a constant currency basis.1
◦Data-Tech-AI net revenues growth of approximately 9.8% year-over-year and Digital Operations net revenues growth of approximately 4.1% year-over-year as reported at the midpoint of the range.
◦Data-Tech-AI net revenues growth of approximately 10.0% year-over-year and Digital Operations net revenues growth of approximately 5.4% year-over-year on a constant currency basis1 at the midpoint of the range.
•Gross margin of approximately 35.0%.
•Adjusted income from operations margin9 of approximately 16.5%.
•Adjusted diluted EPS10 in the range of $0.79 to $0.80.

Our outlook for the first quarter and full year 2025 reflects foreign currency exchange rates as of January 30, 2025.

Conference Call to Discuss Financial Results
Genpact's management will host a conference call on February 6, 2025, at 5:00 PM ET to discuss the company's performance for the fourth quarter and full year ended December 31, 2024. Participants are encouraged to register here to receive a dial-in number and unique PIN for seamless access. It is recommended to join 10 minutes before the call starts, although registration and dial-in will be available at any time. A live webcast will be available on the Genpact Investor Relations website. For those unable to attend the live call, an archived replay and transcript will be available on the website shortly after the call.

About Genpact
Genpact (NYSE: G) is a global professional services and solutions firm delivering outcomes that shape the future. Our 125,000+ people across 30+ countries are driven by our innate curiosity, entrepreneurial agility, and desire to create lasting value for clients. Powered by our purpose – the relentless pursuit of a world that works better for people – we serve and transform leading enterprises, including the Fortune Global 500, with our deep business and industry knowledge, digital operations services, and expertise in data, technology, and AI.
Safe Harbor
This press release contains certain statements concerning our future growth prospects, including our outlook for 2025, financial results and other forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties, and other factors include but are not limited to general economic conditions, any deterioration in the global economic environment and its impact on our clients, our ability to develop and successfully execute our business strategies, technological innovation, including AI technology and future uses of agentic AI, generative AI and large language models, and our ability to invest in new technologies and adapt to industry developments at sufficient speed and scale, our ability to effectively price our services and maintain pricing and employee utilization rates, general inflationary pressures and our ability to share increased costs with our clients, wage increases in locations in which we have operations, our ability to attract and retain skilled professionals, our ability to protect our and our clients’ data from security incidents or cyberattacks, the economic and other impacts of geopolitical conflicts and any related sanctions and other measures that have been or may be implemented or imposed in response thereto, as well as any potential expansion or escalation of existing conflicts or economic disruption beyond their current scope, a slowdown in the economies and sectors in which our clients operate, a slowdown in the sectors in which we operate, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, changes in tax rates and tax legislation and other laws and regulations, our ability to effectively execute our tax planning strategies, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, political, economic or business conditions in countries in which we operate, as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.
Contacts

Investors	Tyra Whelton
+1 (908) 418-2995
tyra.whelton@genpact.com

Media	Alexia Taxiarchos
+1 (617) 259-8172
alexia.taxiarchos@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share data and share count)

	As of December 31, 2023	As of December 31, 2024
Assets
Current assets
Cash and cash equivalents	$583,670	$648,246
Short-term investments	—	23,359
Accounts receivable, net of allowance for credit losses of $18,278 and $12,094 as of December 31, 2023 and 2024, respectively	1,116,273	1,198,606
Prepaid expenses and other current assets	191,566	209,893
Total current assets	$1,891,509	$2,080,104

Property, plant and equipment, net	189,803	207,943
Operating lease right-of-use assets	186,167	182,190
Deferred tax assets	298,921	269,476
Intangible assets, net	53,028	26,950
Goodwill	1,683,782	1,669,769
Contract cost assets	202,543	200,900
Other assets, net of allowance for credit losses of $4,096 and $7,320 as of December 31, 2023 and December 31, 2024, respectively	299,960	349,821
Total assets	$4,805,713	$4,987,153

Liabilities and equity
Current liabilities
Short-term borrowings	$10,000	$—
Current portion of long-term debt	432,242	26,173
Accounts payable	27,739	36,469
Income taxes payable	38,458	35,431
Accrued expenses and other current liabilities	759,180	812,994
Operating leases liability	50,313	52,672
Total current liabilities	$1,317,932	$963,739

Long-term debt, less current portion	824,720	1,195,267
Operating leases liability	168,015	153,587
Deferred tax liabilities	11,706	15,908
Other liabilities	234,948	269,041
Total liabilities	$2,557,321	$2,597,542

Shareholders' equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 179,494,132 and 174,661,953, issued and outstanding as of December 31, 2023 and 2024, respectively	1,789	1,740
Additional paid-in capital	1,883,944	1,945,261
Retained earnings	1,085,209	1,236,696
Accumulated other comprehensive income (loss)	(722,550)	(794,086)
Total equity	$2,248,392	$2,389,611

Total liabilities and equity	$4,805,713	$4,987,153

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data and share count)

	Three months ended December 31,
	2022	2023	2024
Net revenues	$1,102,545	$1,146,253	$1,248,741
Cost of revenue	717,337	738,699	802,969
Gross profit	$385,208	$407,554	$445,772
Operating expenses:
Selling, general and administrative expenses	236,557	237,419	249,157
Amortization of acquired intangible assets	9,862	7,454	6,496
Other operating (income) expense, net	11,038	(51)	(55)
Income from operations	$127,751	$162,732	$190,174
Foreign exchange gains (losses), net	6,080	576	(1,487)
Interest income (expense), net	(15,513)	(12,915)	(11,047)
Other income (expense), net	4,799	8,081	4,908
Income before income tax expense	$123,117	$158,474	$182,548
Income tax expense/(benefit)	33,405	(132,835)	40,633
Net income	$89,712	$291,309	$141,915
Earnings per common share
Basic	$0.49	$1.61	$0.81
Diluted	$0.48	$1.59	$0.79
Weighted average number of common shares used in computing earnings per common share
Basic	183,371,581	180,956,638	175,880,251
Diluted	187,525,698	183,354,187	179,183,557

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data and share count)

	Year ended December 31,
	2022	2023	2024
Net revenues	$4,371,172	$4,476,888	$4,767,139
Cost of revenue	2,834,774	2,906,223	3,077,073
Gross profit	$1,536,398	$1,570,665	$1,690,066
Operating expenses:
Selling, general and administrative expenses	938,385	913,061	967,145
Amortization of acquired intangible assets	42,667	31,463	26,476
Other operating (income) expense, net	53,195	(4,716)	(5,616)
Income from operations	$502,151	$630,857	$702,061
Foreign exchange gains (losses), net	15,392	4,274	2,937
Interest income (expense), net	(52,204)	(47,935)	(47,214)
Other income (expense), net	(103)	15,028	19,036
Income before income tax expense	$465,236	$602,224	$676,820
Income tax expense/(benefit)	111,832	(29,031)	163,150
Net income	$353,404	$631,255	$513,670
Earnings per common share
Basic	$1.92	$3.46	$2.88
Diluted	$1.88	$3.41	$2.85
Weighted average number of common shares used in computing earnings per common share
Basic	184,184,930	182,345,548	178,385,972
Diluted	188,087,240	185,141,843	180,436,900

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Year ended December 31,
	2022		2023	2024
Operating activities
Net income	$353,404		$631,255	$513,670
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	86,849		72,530	69,778
Amortization of debt issuance costs (including loss on extinguishment of debt)	2,376		1,967	2,412
Amortization of acquired intangible assets	42,667		31,463	26,476
Write-down of intangible assets and property, plant and equipment	1,377		—	—
Impairment charge on assets classified as held for sale	32,575		—	—
Loss on sale of business classified as held for sale	—		802	—
Write-down of operating lease right-of-use assets and other assets	20,307		—	—
Allowance for credit losses	1,583		3,979	13,806
Unrealized loss/(gain) on revaluation of foreign currency asset/liability	525		(1,061)	(11,354)
Stock-based compensation expense	77,373		88,576	66,383
Deferred tax expense (benefit)	(29,151)		(157,932)	36,610
Others, net	863		1,477	(2,179)
Change in operating assets and liabilities:
(Increase) in accounts receivable	(112,341)		(130,791)	(96,555)
(Increase) decrease in prepaid expenses, other current assets, contract cost assets, operating lease right-of-use assets and other assets	3,822		(39,075)	(73,512)
Increase (decrease) in accounts payable	14,185		(8,215)	8,733
Increase (decrease) in accrued expenses, other current liabilities, operating lease liabilities and other liability	(54,329)		1,862	63,340
Increase (decrease) in income taxes payable	1,585		(6,025)	(2,184)
Net cash provided by operating activities	$443,670		$490,812	$615,424
Investing activities
Purchase of property, plant and equipment	(50,614)		(55,421)	(82,766)
Payment for internally generated intangible assets (including intangibles under development)	(3,775)		(3,356)	(2,469)
Purchase of short term investments	—	—	—	(23,359)
Proceeds from sale of property, plant and equipment and intangible assets	60		25	2,635
Payment for business acquisitions, net of cash acquired	(33)		(682)	—
Proceeds from / (payment) for divestiture of business	17,769		(19,510)	—
Net cash used for investing activities	$(36,593)		$(78,944)	$(105,959)
Financing activities
Repayment of finance lease obligations	(12,810)		(12,165)	(11,358)
Payment of debt issuance costs	(3,045)		—	(4,165)
Proceeds from long-term debt	239,130		—	400,000
Repayment of long-term debt	(620,130)		(19,875)	(433,125)
Proceeds from short-term borrowings	261,000		148,000	50,000
Repayment of short-term borrowings	(110,000)		(289,000)	(60,000)
Proceeds from issuance of common shares under stock-based compensation plans	27,751		39,485	17,215
Payment for net settlement of stock-based awards	(44,942)		(21,529)	(22,278)
Payment of earn-out consideration	(2,437)		(2,399)	—
Dividend paid	(91,837)		(100,014)	(108,466)
Payment for stock repurchased and retired (including expenses related to stock repurchased)	(214,082)		(225,499)	(252,671)
Net cash used for financing activities	$(571,402)		$(482,996)	$(424,848)
Effect of exchange rate changes	(88,368)		8,033	(20,041)
Net increase (decrease) in cash and cash equivalents	(164,325)		(71,128)	84,617
Cash and cash equivalents at the beginning of the period	899,458		646,765	583,670
Cash and cash equivalents at the end of the period	$646,765		$583,670	$648,246
Supplementary information
Cash paid during the period for interest (including interest rate swaps)	$51,147		$47,989	$68,913
Cash paid during the period for income taxes, net of refunds	$145,979		$156,733	$113,629
Property, plant and equipment acquired under finance lease obligations	$7,078		$2,459	$11,483

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following non-GAAP financial measures:

•Adjusted income from operations;
•Adjusted income from operations margin;
•Adjusted diluted earnings per share; and
•Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Given Genpact’s acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, since April 2016, Genpact’s management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated. Genpact’s management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies.

During the second quarter of 2022, Genpact approved a plan to divest a business that was no longer deemed strategic. Given the specialized nature of this business, we anticipated completing a transaction within twelve months after the end of the second quarter of 2022, and therefore, we classified the revenues and expenses related to this business as held for sale with effect from April 1, 2022. During the first quarter of 2023, the Company consummated this transaction and recorded a loss on the sale of the business. During the second quarter of 2023, the Company terminated a lease for office property which was fully impaired as part of a restructuring in the second quarter of 2022 and recorded a gain on such lease termination as restructuring income in the second quarter of 2023. During the fourth quarter of 2023, Genpact completed an intercompany transfer of certain intellectual property rights from non-US to US wholly-owned subsidiaries, which resulted in a non-recurring tax benefit of $170 million. Genpact’s management believes that excluding the loss on the sale of the business previously classified as held for sale, the revenues and expenses associated with such business, the gain on the lease termination and the non-recurring tax benefit on the transfer of intellectual property rights in calculating its non-GAAP financial measures provides useful information to both management and investors regarding the Company's financial performance and underlying business trends. Additionally, in its calculations of non-GAAP financial measures, Genpact’s management has adjusted foreign exchange gains and losses, interest income and expense and income tax expenses from GAAP net income, and other income and expenses, and certain gains from GAAP income from operations, because management believes that the Company’s results after taking into account these adjustments more accurately reflect the Company’s ongoing operations. In its calculations of adjusted diluted earnings per share, Genpact’s management adds back stock-based compensation expense, amortization and impairment of acquired intangible assets, and acquisition-related expenses along with the related tax impact of other adjustments and excludes the non-recurring tax benefit on the transfer of intellectual property rights from GAAP diluted earnings per share. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact’s management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company’s true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations, income from operations margin, net income and net income margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation expense and amortization and impairment of acquired intangible assets. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three months and years ended December 31, 2023 and 2024:
Reconciliation of Net Income/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended December 31,		Year ended December 31,
	2023	2024	2023	2024
Net income	$291,309	$141,915	$631,255	$513,670
Foreign exchange (gains) losses, net	(576)	1,487	(4,274)	(2,937)
Interest (income) expense, net	12,915	11,047	47,935	47,214
Income tax expense /(benefit)	(132,835)	40,633	(29,031)	163,150
Stock-based compensation expense	24,726	19,107	88,576	66,383
Amortization and impairment of acquired intangible assets	7,453	6,493	31,348	26,456
Restructuring (income) expense	—	—	(4,874)	—
Operating loss from the business classified as held for sale	—	—	1,201	—
Loss on the sale of business classified as held for sale	—	—	802	—
Adjusted income from operations	$202,992	$220,682	$762,938	$813,936
Net income margin	25.4%	11.4%	14.1%	10.8%
Adjusted income from operations margin	17.7%	17.7%	17.0%	17.1%

Reconciliation of Income from Operations/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended December 31,		Year ended December 31,
	2023	2024	2023	2024
Income from operations	$162,732	$190,174	$630,857	$702,061
Stock-based compensation expense	24,726	19,107	88,576	66,383
Amortization and impairment of acquired intangible assets	7,453	6,493	31,348	26,456
Other income (expense), net	8,081	4,908	15,028	19,036
Restructuring (income) expense	—	—	(4,874)	—
Operating loss from the business classified as held for sale	—	—	1,201	—
Loss on the sale of business classified as held for sale	—	—	802	—
Adjusted income from operations	$202,992	$220,682	$762,938	$813,936
Income from operations margin	14.2%	15.2%	14.1%	14.7%
Adjusted income from operations margin	17.7%	17.7%	17.0%	17.1%

Reconciliation of Diluted EPS to Adjusted Diluted EPS11
(Per share data)

	Three months ended December 31,		Year ended December 31,
	2023	2024	2023	2024
Diluted EPS	$1.59	$0.79	$3.41	$2.85
Stock-based compensation expense	0.13	0.11	0.48	0.37
Amortization and impairment of acquired intangible assets	0.04	0.04	0.17	0.15
Restructuring (income) expense	—	—	(0.03)	—
Operating loss from the business classified as held for sale	—	—	0.01	—
Loss on the sale of business classified as held for sale	—	—	0.00	—
Tax impact on stock-based compensation expense	(0.01)	(0.02)	(0.10)	(0.05)
Tax impact on amortization and impairment of acquired intangible assets	(0.01)	(0.01)	(0.04)	(0.04)
Tax impact on restructuring (income) expense	—	—	0.01	—
Tax impact on operating loss from the business classified as held for sale	—	—	—	—
Tax benefit on intercompany transfer of intellectual property rights	(0.93)	—	(0.92)	—
Adjusted diluted EPS	$0.82	$0.91	$2.98	$3.28

11 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the year ending December 31, 2025:

Reconciliation of Outlook for Net Income Margin to Adjusted Income from Operations Margin12

Year ending December 31, 2025
Net income margin	10.7%
Estimated interest (income) expense, net	1.0%
Estimated income tax expense	3.5%
Estimated stock-based compensation expense	1.6%
Estimated amortization and impairment of acquired intangible assets	0.5%
Adjusted income from operations margin	17.3%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from
Operations Margin12

Year ending December 31, 2025
Income from operations margin	14.9%
Estimated stock-based compensation expense	1.6%
Estimated amortization and impairment of acquired intangible assets	0.5%
Estimated other income (expense), net	0.3%
Adjusted income from operations margin	17.3%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS12
(Per share data)

	Year ending December 31, 2025
	Lower	Upper
Diluted EPS	$3.04	$3.11
Estimated stock-based compensation expense	0.46	0.46
Estimated amortization and impairment of acquired intangible assets	0.15	0.15
Estimated tax impact on stock-based compensation expense	(0.08)	(0.08)
Estimated tax impact on amortization and impairment of acquired intangible assets	(0.04)	(0.04)
Adjusted diluted EPS	$3.52	$3.59

12 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the quarter ending March 31, 2025:

Reconciliation of Outlook for Net Income Margin to Adjusted Income from Operations Margin13

Quarter ending March 31, 2025
Net income margin	10.1%
Estimated interest (income) expense, net	1.1%
Estimated income tax expense	3.3%
Estimated stock-based compensation expense	1.5%
Estimated amortization and impairment of acquired intangible assets	0.5%
Adjusted income from operations margin	16.5%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from
Operations Margin13

Quarter ending March 31, 2025
Income from operations margin	14.1%
Estimated stock-based compensation expense	1.5%
Estimated amortization and impairment of acquired intangible assets	0.5%
Estimated other income (expense), net	0.3%
Adjusted income from operations margin	16.5%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS13
(Per share data)

	Quarter ending March 31, 2025
	Lower	Upper
Diluted EPS	$0.68	$0.69
Estimated stock-based compensation expense	0.10	0.10
Estimated amortization and impairment of acquired intangible assets	0.04	0.04
Estimated tax impact on stock-based compensation expense	(0.02)	(0.02)
Estimated tax impact on amortization and impairment of acquired intangible assets	(0.01)	(0.01)
Adjusted diluted EPS	$0.79	$0.80

13 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.